UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010 (May 14, 2010)

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-34594	27-0676603
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

875 Third Avenue
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 725-7550

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 14, 2010, the Towers Watson & Co. (the “Company” or “Towers Watson”) Board of Directors (the “Board”) approved the Towers Watson & Co. Compensation Plan for Non-Employee Directors (the “Plan”) and the Voluntary Deferred Compensation Plan for Non-Employee Directors.  The Plan requires the payment of a substantial portion of the annually established compensation payable to non-employee directors for their service to be in equity of the Company in the form of restricted stock units (RSUs).  All RSUs payable to non-employee directors under the Plan shall be issued pursuant to the terms of the Towers Watson & Co. 2009 Long Term Incentive Plan which was approved by Watson Wyatt shareholders in connection with the vote upon the approval and adoption of the Agreement and Plan of Merger involving Watson Wyatt Worldwide, Inc. and Towers, Perrin, Forster & Crosby Inc.  The material terms of the Plan are described below.  The Plan also requires that non-employee directors maintain equity ownership of at least three times the annual cash retainer.  Each non-employee director has three years from the date of appointment to achieve compliance with such ownership guidelines. The Plan and the Voluntary Deferred Compensation Plan for Non-Employee Directors are attached as exhibits to this Current Report on Form 8-K.

a.               Annual Cash Retainer:  $45,000 per year, paid quarterly

b.              Annual RSU Grant:  Annual RSUs, equivalent to $120,000 ($60,000 for the period beginning January 1, 2010 and ending June 30, 2010), granted at the beginning of each fiscal year (with the number of shares underlying the RSUs based on the closing price per share of the Common Stock on the last business day of the just completed fiscal year) for services to be provided during the current fiscal year.  Annual RSUs vest in equal quarterly installments over a 12-month period beginning on the date of grant, and unless deferred shall be paid upon vesting as provided in Section 6 of the Plan.

c.               Initial RSU Grant:  Initial RSUs, equivalent to $135,000 granted on the second business day following the Company’s first earnings announcement after the date that the Non-Employee Director is initially elected to the Board (whether elected by stockholders or the Board) with the number of shares underlying the RSUs based on the closing price per share of the Common Stock on the date of grant.  Initial RSUs will vest in equal annual installments over a three-year period beginning on the date of grant.  With respect to Non-Employee Directors serving on the date this Plan is adopted by the Board, Initial RSUs equivalent to $135,000 shall be granted upon the date of such approval,  based on the closing price per share of the Common Stock on the date of grant, and shall vest in equal annual installments on January 1, 2011, January 1, 2012 and January 1, 2013.  Any director who is an employee of the Company shall not be entitled to an Initial RSU grant if he or she becomes a Non-Employee Director.  Unless deferred, Initial RSUs shall be paid upon vesting as provided in Section 6 of this Plan.

d.              Board Meetings:  $1,000 per meeting

e.               Committee Member Fees:

i.      Audit Committee:  $7,500 annual retainer, paid quarterly, and $1,000 per meeting

ii.     Compensation Committee:  $5,000 annual retainer, paid quarterly, and $500 per meeting

iii.    Nominating and Governance Committee:  $2,500 annual retainer, paid quarterly, and $500 per meeting

iv.    Risk Committee: $2,500 annual retainer, paid quarterly, and $500 per meeting

f.                 Committee Chair Fees (paid in lieu of Committee Member Fees):

i.      Audit Committee Chair:  $15,000 annual retainer, paid quarterly, and $2,000 per meeting

ii.     Compensation Committee Chair:  $10,000 annual retainer, paid quarterly, and $1,000 per meeting

iii.    Nominating and Governance Committee Chair:  $5,000 annual retainer, paid quarterly, and $1,000 per meeting

iv.    Risk Committee Chair:  $5,000 annual retainer, paid quarterly, and $1,000 per meeting

g.              Lead Director Annual Retainer (paid in addition to regular Board and Committee Fees):  $20,000 per year, paid quarterly.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Towers Watson & Co. Compensation Plan for Non-Employee Directors

10.2	Voluntary Deferred Compensation Plan for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.
(Registrant)

Date: May 18, 2010
	By:	/s/ Walter W. Bardenwerper
	Name:	Walter W. Bardenwerper
	Title:	Vice President and General Counsel